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                                                                    EXHIBIT 23.1
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              Consent of Independent Certified Public Accountants
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The Board of Directors
PathoGenesis Corporation

We consent to the use of our report in this registration statement on Form S-8 of our report dated January 25, 1999, except as to note 11, which is as of March 29, 1999, relating to the consolidated balance sheets of PathoGenesis Corporation and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of PathoGenesis Corporation, incorporated herein by reference.


                                        KPMG LLP
Seattle, Washington
September 22, 1999